EXHIBIT 99.(h)(v)
                                                               -----------------


                                                                 October 1, 2004


WILSHIRE VARIABLE INSURANCE TRUST


         RE:   TRANSFER AGENCY, REGULATORY ADMINISTRATION SERVICES, AND FUND
               -------------------------------------------------------------
               ADMINISTRATION FEES
               -------------------

Dear Sir/Madam:

         This letter constitutes our agreement with respect to compensation to be paid to PFPC Inc. ("PFPC") under the terms of a Transfer Agency, Regulatory Administration Services, and Fund Administration Agreement dated May 1, 2004 between Wilshire Variable Insurance Trust (the "Fund") and PFPC (the "Agreement") as amended from time to time for services provided on behalf of each of the Fund's investment portfolios ("Portfolios"). Pursuant to Paragraph 11 of the Agreement, and in consideration of the services to be provided to each Portfolio, the Fund will pay PFPC the fees set forth below.

I.       TRANSFER AGENCY SERVICES
         ------------------------

         A.       CONVERSION FEE:

                  PFPC will charge a one-time fee for a manual conversion of up to 2,200 shareholder accounts/records to the FSR system as follows:

                  $12 per account set-up; plus
                  $ 2 per historic transaction to be entered; plus $ 1 per historic price or rate entered into the price/rate file.

         B.       ANNUAL FEE:

                  For the Equity Fund, the annual fee will be $3,000 per month for up to 2,200 shareholder accounts. An additional fee of $17.50 per year will be charged for each account in excess of 2,200.

                  For the Balanced Fund, Income Fund, Short-term Fund, Socially Responsible Fund, International Equity Fund, Small Cap Growth
                  Fund: The annual fee will be $2000 per month for omnibus record keeping services.

         C.       PRINT/MAIL FEE:

                  PFPC will charge a one-time fee not to exceed $3,000. The Fund will also be charged print/mail fees at the levels set forth on Schedule A hereto, provided that such fees will be prorated based on the Fund's volume in relation to the volume of the other mutual funds in the Wilshire family of funds for which PFPC provides print mail services.

         D.       OUT-OF-POCKET EXPENSES:

                  The Fund will reimburse PFPC for out-of-pocket expenses incurred on the Fund's behalf, including, but not limited to, postage, telephone, telex, overnight express charges, conversion and deconversion costs, custom development costs, transmission expenses, reproduction costs, printing, barcodes, postage, telephone, banking charges and all other miscellaneous fees incurred on the Fund's behalf.

II.      REGULATORY ADMINISTRATION
         -------------------------

         A.       ANNUAL FEE:

                  PFPC will charge a fee of $60,000 per year. PFPC will waive the annual fee for the initial term of the Agreement.

         B.       PER PORTFOLIO FEE:

                  PFPC will charge a fee of $1,000 per year per Portfolio. PFPC will waive this fee for the initial term of the Agreement.

         C.       OUT-OF-POCKET EXPENSES:

                  The Fund will reimburse PFPC for out-of-pocket expenses incurred on the Fund's behalf including, but not limited to, supplies utilized in connection with the preparation of board meeting materials, postage, telephone, telex, overnight express charges, conversion and deconversion costs and travel expenses incurred for board meeting attendance.

III.     FUND ADMINISTRATION
         -------------------

         A.       MONTHLY FEE:

                  PFPC will charge a fee of $750 per month for the Fund, up to 7 Portfolios. Each additional Portfolio in excess of 7 will be charged $100 per month.

         B.       OUT-OF-POCKET EXPENSES:

                  The Fund will reimburse PFPC for out-of-pocket expenses incurred on the Fund's behalf including, but not limited to, postage, telephone, telex, overnight express charges, conversion and deconversion costs.

IV.      MISCELLANEOUS:
         --------------

         After the one year anniversary of the effective date of the Agreement, PFPC may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Fund's monthly fees (or the effective date absent a prior such adjustment).

         Any fee or out-of-pocket expenses not paid within 30 days of the date of the original invoice will be charged a late payment fee of 1% per month until payment of the fees are received by PFPC.

         If during the next three years, PFPC is removed from the Agreement, PFPC will recoup from the Fund 100% of the fees waived during the first year.

         The fee for the period from the date hereof until the end of that year shall be prorated according to the proportion which such period bears to the full annual period.

         If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.


                                                     Very truly yours,

                                                     PFPC INC.


                                                     By:______________________

                                                     Name:____________________

                                                     Title:___________________

Agreed and Accepted:

WILSHIRE VARIABLE INSURANCE TRUST


By:________________________

Name:______________________

Title:_____________________

                                   SCHEDULE A
                                   ----------

PRINT/MAIL FEES:


         (a)      Standard Pricing:

         Testing Application or Data Requirements:   $3.00/fax
         -----------------------------------------

         Work Order:       $15.00 per workorder


         Daily Work (Confirms):              NOTE: /K MEANS "PER THOUSAND PAGES"
         ---------------------

         Hand: $71.00/K with $20.00 minimum (includes BRE or CRE) $0.07/each additional insert

         Machine: $42.00/K with $15.00 minimum (includes BRE or CRE) $0.01/each additional insert

         Daily Checks*:
         --------------

         Hand: $91.00/K with $30.00 minimum daily(includes 1 insert) $0.08/each additional insert

         Machine: $52.00/K with $20.00 minimum (includes 1 insert) $0.01/each additional insert

         * There is a $3.00 charge for each 3606 Form sent.


         Statements:
         -----------

         Hand: $78.00/K with $20.00 minimum (includes BRE or CRE) $0.08/each additional insert
                           $125.00/K for intelligent inserting

         Machine: $52.00/K with $20.00 minimum (includes BRE or CRE) $0.01 each additional insert
                           $58.00/K for intelligent inserting

         Periodic Checks:
         ----------------

         Hand: $91.00/K with $30.00 minimum (includes 1 insert) $0.08/each additional insert

         Machine: $52.00/K with $30.00 minimum (includes 1 insert) $0.01/each additional insert

         12b-1/Dealer Commission Checks/Statements:
         ------------------------------------------

                            $0.78/each envelope with $30.00 minimum


         Spac Reports/Group Statements:
         ------------------------------

                            $78.00/K with $20.00 minimum


         Listbills:         $0.78 per envelope with $20.00 minimum
         ----------


         Printing Charges:  (price ranges dependent on volumes)
         -----------------  $0.08/per confirm/statement/page
                            $0.115/per check


         Folding (Machine): $18.00/K
         ------------------


         Folding (Hand):    $0.12 each
         ---------------


         Presort Charge:    $0.035 per piece
         ---------------


         Courier Charge:    $25.00 for each on call courier trip/or actual cost
         ---------------    for on demand


         Overnight Charge: $3.50 per package service charge plus Federal ----------------- Express/Airborne charge


         Inventory Storage: $20.00 for each inventory location as of the 15th ------------------ of the month


         Inventory Receipt: $20.00 for each SKU / Shipment
         ------------------


         Hourly work; special projects, opening envelopes, etc.: $24.00 per hour
         -------------------------------------------------------


         Special Pulls:     $2.50 per account pull
         --------------


         Boxes/Envelopes:   Shipping boxes              $0.85 each
         ---------------    Oversized Envelopes         $0.45 each


         Forms Development/Programming Fee:     $100/hr
         ----------------------------------


         Systems Testing:   $85/hr
         ----------------


         Cutting Charges:  $10.00/K
         ---------------

         (b)      Special Mailings:
                  -----------------
                  Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         Work Order:        $30.00 per workorder
         -----------

         Daily Work (Confirms)
         ---------------------

                  Hand:         $135.00 to create an admark tape
                                $10.00/K to zip+4 data enhance/$125minimum
                                $80.00/hr for any data manipulation
                                $10.00/K combo charge

                  Admark & Machine Insert
                  #10,#10, 6X9  $62/K admark envelope and machine insert
                                   1 piece/$125 min.
                                $2.50/K for each additional insert
                                $38.00/K to admark only with $75 minimum
                                $25.00/K hand sort
                  9X12          $135/K admark envelope and machine insert
                                   1 piece/$125 min.
                                $5.00/K for each additional insert $38.00/K to admark only with $75 minimum $0.08 for each hand insert

                  Admark & Hand Insert
                  #10,#10, 6X9  $0.08 for each hand insert
                                $25.00/K hand sort
                  9X12          $0.09 for each hand insert
                                $35.00/K hand sort

         Pressure/Sensitive Labels:
         --------------------------

                           $0.32 each to create, affix and hand insert 1
                              piece/$75 minimum
                           $0.08 for each hand insert
                           $0.10 to affix labels only
                           $0.10 to create labels only


         Legal Drop:       $150/compliant legal drop per job and processing fees
         -----------


         Create Mailing List:   $0.40 per entry with $75 minimum
         --------------------


         Presort Fee:           $0.035 per piece
         ------------